EXHIBIT 99.1

CERTIFICATION BY THE

CHIEF EXECUTIVE OFFICER RELATING TO A PERIODIC REPORT
CONTAINING FINANCIAL STATEMENTS

I, E. Leon Daniel, Chief Executive Officer, of Ivanhoe Energy Inc., hereby certify that:

(a) the Company’s periodic report on Form 10-Q for the quarterly period ended September 30, 2002 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and related interpretations; and

(b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

Chief Executive Officer

By:	/s/ E. Leon Daniel

E. Leon Daniel

Date: November 12, 2002